UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               450 Fifth Street NW
                             Washington, D.C. 20549

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                                    Form 8-K
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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


           Date of Report                                        April 9, 2004


                         MILLER DIVERSIFIED CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

         Colorado                     01-19001                  84-1070932
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)

     23360 Weld County Road 35                                     80645
      La Salle, Colorado
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(Address of Principal Executive Offices)                        (Zip Code)

                                 (970) 284-5556
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              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if changed since last report)

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Item 4.  Change of Registrant's Certifying Accountant

(a)(1) Schumacher and Associates, Inc., an accountant engaged to audit the Company's financial statements at the end of it's fiscal year, August 31, 2003, has been dismissed. This accounting function was expanded to include a restatement of the Company's financial statements at August 31, 2002, the Company's report on Form 10-KSB as of that date, and subsequent reports on Form 10-QSB. The requirement for the restatement is expressed in the Company's Form 8-K filed March 17, 2004.

     (i) Schumacher and Associates was dismissed on April 8, 2004.

     (ii) Schumacher and Associates has not issued a report on the financial statements of the Registrant. Accordingly, no report has contained an adverse opinion or disclaimer of opinion, or is qualified or modified as to uncertainty, audit scope, or accounting principles.

     (iii) The decision to change accountants was approved by the Registrant's board of directors.

     (iv) Schumacher and Associates was engaged to audit the Company's financial statements to replace Anderson & Whitney, of Greeley, Colorado, the Registrant's independent accounting firm for the years 2001 and 2002, due to Anderson & Whitney's notification to the Company that it would not stand for re-election as auditor. During its preparation for audit for the periods described above, Schumacher and Associates expressed disagreement with the Registrant on matters of accounting principles or practices and financial statement disclosures. Those disagreements, if not resolved to the satisfaction of Schumacher and Associates, would probably have caused Schumacher and Associates to make reference to the subject matter of the disagreements in connection with its report to be submitted with respect to its restatement of the Company's financial statements for the fiscal year ended 2002 and the fiscal year 2003 interim reports on Form 10-QSB.

     These disagreements were stated to be with respect to related party issues and non-related party issues. The disagreement with respect to related party issues concerned accounting for $179,000 (rounded for presentation) paid to Norman Dean, chairman of the board of directors of the Registrant in connection with guarantees the Company provided him with respect to no losses on feeding cattle in the Registrant's cattle feeding program, which had not previously been reported as a liability, and had not been disclosed in footnotes to the financial statements. Schumacher and Associates also questioned whether the transactions were loan transactions, rather than contract cattle feeding transactions. The related transactions also included accounting for $514,000 (rounded) of losses assumed by Miller Feed Lots pursuant to a loss sharing agreement. The Company recorded a receivable from Miller Feed Lots in the amount of $514,000 for the year ended August 31, 2002. Schumacher and Associates noted that this participation in losses by Miller Feed Lots was retroactive to September 1, 2001. Schumacher and Associates noted that a written agreement between the Registrant and Miller Feed Lots only indicated sharing of losses and not profits. The written agreement also had various payback provisions that were not disclosed in the financial statements. Schumacher and Associates noted that the lack of disclosure in the Registrant's financial statements was significant. Schumacher and Associates also stated that a related party transaction which provided for paying for expenses for and on behalf of a public company should have been recorded as paid in capital, rather than as a reduction in expenses. Schumacher and Associates also asserted that the transaction appeared to lack substance, in that it was merely made as a bookkeeping entry, by increasing the receivable from Miller Feed Lots and reducing the cost of cattle sold. Schumacher and Associates stated that, in effect, only $63,000 of this amount was ever actually paid to the Registrant by Miller Feed Lots. Another related party transaction involved a $901,000 receivable from Miller Feed Lots as of August 31, 2003, which was recorded as a current asset, with no allowance for bad debt. Because of the financial condition of Miller Feed Lots, Schumacher and

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Associates questioned why this balance was carried as a current asset, with the presumption of collection within 12 months, and why there was no provision for an allowance for bad debt.

     As a non-related party issue, Schumacher and Associates questioned the accounting for $376,000 of deferred income taxes. Schumacher and Associates asserted that the accounting principle which required a "more likely than not" test would not be met, and questioned what data had been used to conclude that it was more likely than not that the net operating losses would be utilized given the continuing deterioration of the Registrant's business. In a letter to the Registrant dated December 29, 2003, Schumacher and Associates raised ten other general observations and considerations, not all of which related to the presentation of information in the financial statements. Pursuant to the Registrant's request for a telephone conference call with Schumacher and Associates concerning the questions raised, Schumacher and Associates advised that if the conference call was for the purpose of clarification of any areas of concern, Schumacher and Associates could discuss them, but could not give any advice on what the Registrant should do, and that it would not serve any purpose for Schumacher and Associates to debate any of the issues they had raised during the conference phone call.

     At the request of the Registrant, its former auditors, Anderson & Whitney, responded to Schumacher and Associates letter with respect to questions raised by Schumacher and Associates. The Registrant's special counsel also responded in an effort to clarify some of the issues raised by Schumacher and Associates.. By letter dated January 30, 2004 to the Registrant's special counsel, Schumacher and Associates took note of the fact that the Registrant appeared willing to restate prior financial statements regarding the loss reimbursement and deferred taxes. Schumacher and Associates also provided further information and support for its position that the Miller Feed Lots loss reimbursement should not have been recorded as a reduction in the loss, but should have been recorded as a contribution to capital. Schumacher and Associates expressed further concern with the timing of the accounting entry and gave further explanation of its concern with respect to the Dean loss guarantee. Schumacher and Associates also expressed concern that the loss sharing agreement with Miller Feed Lots was done for the purpose of avoiding a termination of its credit line. Schumacher and Associates gave further information with respect to its questioning of the Company's handling of the losses assumed by Miller Feed Lots. Schumacher and Associates explained the obligations of an auditor when the auditor identifies misstatements in the financial statements, and expressed its opinion that the misstatements are material, and stated its conclusion, in compliance with cited audit guidelines, that the misstatements "may" be the result of fraud. Schumacher and Associates observed that whether or not the misstatements are the result of fraud, questions exist as to what needs to be done in addition to restating the financial statements. Schumacher and Associates also stated that prior to recommencing the audit, all issues related to the misstatements must be resolved, and all amended filings be done.

     The Registrant's special counsel inquired by telephone whether Schumacher and Associates statement that the misstatements "may" be the result of fraud required the implementation of Section 10A of the Securities Exchange Act of 1934. Schumacher and Associates replied that they had not asserted that the misstatements were the result of fraud and did not believe the requirements of
Section 10A of the 1934 Act was invoked. The board of directors of the Registrant has also undertaken its own review of the misstatements in the financial statements and has filed a Form 10-K on March 17, 2004, stating that the financial statements for 2002 and intervening periodic report on Form 10-QSB would be restated in compliance with Schumacher and Associates' observations. The board of directors also determined the misstatements were not the result of fraud by officers or employees of the Company.

     (v) In its engagement letter, dated September 23, 2003, Schumacher and Associates stated a fee of $17,500 for its audit services. Originally, Schumacher and Associates stated the audit could be performed within 30 days. It later revised this estimate to 60 days, and raised the fee quote to $100,000. Subsequently, in a conversation with the Registrant's chairman of the board, Schumacher and Associates said it would try to complete its audit work within 45

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days, but that 60 days might be required. It also stated a minimum fee of
$100,000, with the observation that amount might be exceeded.

     Prior to dismissing Schumacher and Associates as the Registrant's auditor, the Registrant contacted another independent accounting firm, who advised that it thought the audit requirements could be completed within 30 days for an estimated fee of $10,000 (which amount was subject to enlargement if the engagement so required).

     The Registrant's financial condition is not adequate to face an audit fee of $100,000, and it believes the status of the Company's reporting obligation to the Securities and Exchange Commission requires the audit be completed at the earliest possible date. The time required for Schumacher and Associates to complete its audit work and the amount of its estimated fee were two of the reasons the Registrant dismissed Schumacher and Associates as auditors. Subsequent to the filing of the Registrant's Form 8-K on March 17, 2004, Schumacher and Associates advised the Registrant's special counsel by telephone that there was no longer any urgency in completing the Company's financial statements for 2002 and 2003, and advised the Registrant that it projected completion of the audit requirement in 60 days. A third reason for dismissing Schumacher and Associates was the inability of the Company to meet with Schumacher and Associates to discuss the asserted misstatements and the Registrant's financial statements.

     The dismissal of Schumacher and Associates is not due to unresolved disagreement with them on any matter of accounting principles or practices. The dismissal is due to the reasons stated above. At the time of filing this report on Form 8-K, the Registrant has not engaged another independent accounting firm, although it expects to do so as soon as the accounting firm with whom it has discussed the engagement has an opportunity to review the Company's financial position and confirm arrangements for the accounting.

     (vi) In its Form 8-K filed on March 17, 2004, the Registrant describes the financial statement presentation with which Schumacher and Associates disagree with respect to Mr. Dean's no-loss guarantee, the sharing of profits with Miller Feed Lots Inc. and the Company's treatment of deferred taxes. These decisions by the Registrant are consistent with Schumacher and Associates recommendation. The Registrant will request that any newly engaged accountant be given the opportunity to furnish the Registrant with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant.

     (vii) The Registrant has requested a letter from Schumacher and Associates, stating whether they agree with the statements made by the Registrant in this Form 8-K. A copy of their letter will be filed by amendment upon receipt.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits

(c) The following is a list of the exhibits attached hereto:

Exhibit 16.1 Letter from the Registrant to Schumacher and Associates regarding their observations with respect to the Registrant's financial statements.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. iller Diversified Corporation M

    April 9, 2004       /s/ James E. Miller
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        Date            James E. Miller
                        President, Principal Executive
                        Officer, Principal Financial Officer,
                        and Director



    April 9, 2004       /s/ Clark A. Miller
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        Date            Clark A. Miller
                        Secretary-Treasurer, Principal
                        Marketing Officer



    April 9, 2004       /s/ Norman M. Dean
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        Date            Norman M. Dean
                        Chairman of the Board and Director


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